EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TOGA LIMITED (the Company ) on Form 10-Q for the period ended October 31, 2018 as filed with the Securities and Exchange Commission on or about the date hereof (the Report ), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 9, 2019

By:	/s/ Toh Kok Soon
Name:	Toh Kok Soon
Title:	Chief Executive Officer/Chief Financial and Accounting Officer